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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

CEDAR SHOPPING CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-31817 (Commission File Number)	42-1241468 (IRS Employer Identification No.)

44 South Bayles Avenue
Port Washington, New York 11050
(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)           On June 15, 2010, Cedar Shopping Centers, Inc. held an annual meeting of stockholders.

(b)           At the meeting, stockholders voted on the election of directors, the authorization of the future sale of shares of common stock to RioCan Real Estate Investment Trust and the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2010.  A total of 61,222,661 shares of the Company’s common stock outstanding and entitled to vote were present at the meeting in person or by proxy, representing approximately 96% of the outstanding stock entitled to vote at such meeting.  All nominees were elected, the proposal to authorize the future sale of common stock was approved and the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved.  The results of the meeting were as follows:

	For	Withheld/ Against	Abstain	Broker Non-Votes
1. Directors

James J. Burns	38,678,443	17,923,953	13,097	4,607,168
Raghunath Davloor	55,426,259	1,164,543	24,691	4,607,168
Richard Homburg	55,693,345	908,551	13,597	4,607,168
Pamela N. Hootkin	56,164,222	439,274.3	11,997	4,607,168
Everett B. Miller, III	38,785,110	17,816,895	13,487.79	4,607,168
Leo S. Ullman	55,570,175	1,032,221	13,097	4,607,168
Roger M. Widmann	38,790,655	17,812,241	12,597	4,607,168

2. Authorization of future sale of common stock to RioCan Real Estate Investment Trust	56,255,249	296,606.6	63,637.79	4,607,168

3. Appointment of Ernst & Young LLP as independent registered public accounting firm	60,780,083	427,038	15,540	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2010

CEDAR SHOPPING CENTERS, INC.

By:	/s/ Leo S. Ullman
Leo S. Ullman
Chairman of the Board, President and CEO